EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Lawson Products, Inc
Chicago, Illinois

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-231671) and Form S-8 (No. 333-199243 and 333-231672) of Lawson Products, Inc. of our reports dated February 24, 2022, relating to the consolidated financial statements and financial statement schedule, and the effectiveness of Lawson Products, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP
Chicago, Illinois

February 24, 2022